Exhibit 21

Subsidiaries of Simclar, Inc.

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                                                              Percentage
                                   Jurisdiction of             Owned By
         Subsidiaries               Incorporation             Registrant

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    Simclar (Mexico) Inc.             Illinois                   100%

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  Techdyne (Europe) Limited           Scotland                   100%

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  Simclar de Mexico, S.A. de           Mexico            100% owned by Simclar
             C.V.                                            (Mexico) Inc.
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Techdyne (Livingston) Limited         Scotland          100% owned by Techdyne
                                                           (Europe) Limited
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